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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)     OCTOBER 19, 2005
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                               IWO HOLDINGS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


                333-39746                                14-1818487
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        (Commission File Number)              (IRS Employer Identification No.)


           52 CORPORATE CIRCLE
            ALBANY, NEW YORK                               12203
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(Address of Principal Executive Offices)                 (Zip Code)


                                 (518) 862-6000
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              (Registrant's Telephone Number, Including Area Code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On October 19, 2005, IWO Holdings, Inc. ("IWO") and Mr. Bret C. Cloward, President and Chief Executive Officer of IWO, entered into an amendment to Mr. Cloward's employment agreement dated February 11, 2005. Pursuant to this amendment, IWO agreed to pay Mr. Cloward, promptly following the consummation of the merger of Italy Acquisition Corp., a wholly owned subsidiary of Sprint Nextel Corporation ("Sprint Nextel"), with and into IWO (the "Merger"), (1) $120,000, in lieu and full satisfaction of the Pro Rata Bonus (as such term is defined in the employment agreement) , (2) $150,000, in lieu and full satisfaction of target Annual Bonus (as such term is defined in the employment agreement), and (3) $500,000 in lieu and full satisfaction of the amount equal to two times Mr. Cloward's annual Base Salary (as such term is defined in the employment agreement), in each case that would otherwise be payable following Mr. Cloward's termination of employment. As of the effective time of the Merger, Mr. Cloward ceased to be an officer of IWO.

            On October 19, 2005, IWO Holdings, Inc. ("IWO") and Mr. Richard Harris, Vice President and Chief Financial Officer of IWO, entered into an amendment to Mr. Harris's employment agreement dated February 11, 2005. Pursuant to this amendment, IWO agreed to pay Mr. Harris, promptly following the consummation of the Merger, (1) $120,000, in lieu and full satisfaction of the Pro Rata Bonus (as such term is defined in the employment agreement) , (2) $150,000, in lieu and full satisfaction of target Annual Bonus (as such term is defined in the employment agreement), and (3) $250,000 in lieu and full satisfaction of the amount equal to two times Mr. Harris's annual Base Salary (as such term is defined in the employment agreement), in each case that would otherwise be payable following Mr. Harris's termination of employment. As of the effective time of the Merger, Mr. Harris ceased to be an officer of IWO.

            Copies of the amendments to the employment agreements for Mr. Cloward and Mr. Harris are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.


ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

            On October 20, 2005, the Merger was consummated. Former IWO common stockholders are entitled to receive $42.50 in cash (less any required withholding taxes and without interest) in exchange for each share of IWO common stock they own.


ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT.

            As a result of the Merger, Sprint Nextel became the owner of 100% of the voting securities of IWO. Italy Acquisition Corp. was merged with and into IWO, with IWO surviving the merger as a wholly owned subsidiary of Sprint Nextel. Former IWO common stockholders are entitled to receive $42.50 in cash (less any required withholding taxes and without interest) in exchange for each share of IWO common stock they own. Sprint Nextel will use its available cash.


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ITEM 5.02   AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS.

            Pursuant to the agreement and plan of merger, dated August 29, 2005, by and among Sprint Nextel, Italy Acquisition Corp. and IWO, the certificate of incorporation and the bylaws of IWO were amended as of the effective time of the merger. The amended certificate of incorporation and the amended bylaws of IWO are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

       (c)  EXHIBITS

            3.1      Amended Certificate of Incorporation of IWO Holdings, Inc.

            3.2      Amended Bylaws of IWO Holdings, Inc.

            10.1 Amendment to Employment Agreement, dated October 19, 2005, by and between IWO Holdings, Inc. and Bret C. Cloward

            10.2 Amendment to Employment Agreement, dated October 19, 2005, by and between IWO Holdings, Inc. and Richard Harris




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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IWO HOLDINGS, INC.


Date:  October 21, 2005                 By: /s/ Michael T. Hyde
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                                            Name:  Michael T. Hyde
                                            Title: Assistant Secretary




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